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                                                                    EXHIBIT 23.4

                           INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Western Bancorp on Form S-8 of our report, dated January 19, 1996, on the statements of operations, changes in shareholders' equity and cash flows of Santa Monica Bank for the year ended December 31, 1995, incorporated by reference in the Current Report on Form 8-K/A dated April 9, 1998, of Western Bancorp.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

January 11, 1999
Los Angeles, California

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